Exhibit 99.1

CUSIP No. 87918A 10 5	13 G

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of Teladoc, Inc.

Dated:	January 21, 2016

ICON VENTURES V, L.P.
BY:	ICON MANAGEMENT ASSOCIATES V, LLC
ITS:	GENERAL PARTNER

By:	/s/ Joseph Horowitz
Managing Director

ICON VENTURES IV, L.P.
BY:	ICON MANAGEMENT ASSOCIATES IV, LLC
ITS:	GENERAL PARTNER

By:	/s/ Joseph Horowitz
Managing Director

ICON VENTURES II, L.P.
BY:	ICON MANAGEMENT ASSOCIATES II, LLC
ITS:	GENERAL PARTNER

By:	/s/ Joseph Horowitz
Managing Director

ICON MANAGEMENT ASSOCIATES V, LLC

By:	/s/ Joseph Horowitz
Managing Director

ICON MANAGEMENT ASSOCIATES IV, LLC

By:	/s/ Joseph Horowitz
Managing Director

ICON MANAGEMENT ASSOCIATES II, LLC

By:	/s/ Joseph Horowitz
Managing Director

/s/ Joseph Horowitz

Joseph Horowitz

/s/ Thomas M. Mawhinney

Thomas M. Mawhinney

/s/ Jeb Miller

Jeb Miller